CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------




Board of Directors
Titan Motorcycle Co. of America
Phoenix, Arizona


We consent to the use in this Registration Statement of Titan Motorcycle Co. of America on Form 10-SB, of our report dated March 12, 1998 of Titan Motorcycle Co. of America for the years ended December 31, 1997 and 1996, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


 /s/  Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
June 12, 1998










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